UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 14, 2004

WAVE SYSTEMS CORP. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-24752 (Commission File Number)	13-3477246 (IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238 (Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code (413) 243-1600

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On September 14, 2004, Wave Systems Corp. received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of Wave's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(b)(4). The Nasdaq notice indicated that in accordance with Marketplace Rule 4450(e)(2), Wave will be provided 180 calendar days, or until March 14, 2005, to regain compliance by having its shares close above $1.00 for a minimum of 10 consecutive trading days. The Nasdaq notice further provided that, if Wave's shares have not regained compliance during this period, but otherwise meet the applicable initial listing requirements, Wave may qualify for a second 180 day compliance period. Thereafter, if Wave has not regained compliance by July 26, 2005, Nasdaq will issue a letter notifying Wave of its continued non-compliance, the pending expiration of the compliance period, and its right to request a hearing. If Wave does not regain compliance by March 14, 2005 and is not eligible for an additional compliance period, Nasdaq will provide written notification that Wave's common stock will be delisted or moved to The Nasdaq SmallCap Market. At that time, Wave may appeal the determination to delist its securities to a Listings Qualifications Panel.

      Wave has determined that no specific action is warranted at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague Steven Sprague Chief Executive Officer
Dated: September 20, 2004